EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-207735), Form S-4 (Nos. 333-183774, 333-121003) and Form S-8 (Nos. 2-97450, 333-196711, 333-37353, 33-8003, 333-03609, 333-41464, 333-98197, 333-115837, 333-32853, 333-32851, 333-111355, 333-128342,  333-133275, 333-133266, 333-133265, 333-141548, 333-170405, 333-170403, 333-170399, 333-168894, 333-168868, 333-135467, 333-168867, 333-186742, 333-186744, 333-192766) of Caterpillar Inc. of our report dated February 16, 2016, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in accounting for pension and other postretirement benefit plans discussed in Note 1.B., the change in the method of classifying deferred income taxes discussed in Note 1.K., and the change in the composition of reportable segments discussed in Note 23, as to which the date is May 16, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8‑K.

/s/ PricewaterhouseCoopers LLP

Peoria, Illinois
May 16, 2016